UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2025

Kindly MD, Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 14, 2025, Kindly MD, Inc. (“Kindly” or the “Company”) completed its previously announced merger (the “Closing” and such date, the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of May 12, 2025 (the “Merger Agreement”), by and among Kindly, Kindly Holdco Corp, a Delaware corporation and a direct, and wholly owned subsidiary of Kindly (“Merger Sub”), Nakamoto Holdings Inc., a Delaware corporation (“Nakamoto”), and Wade Rivers, LLC, a Wyoming limited liability company (“Wade Rivers”). The Merger Agreement, among other things, provided for the merger of Merger Sub with and into Nakamoto, with Nakamoto surviving as a wholly owned subsidiary of Kindly (such transaction, the “Merger”). Capitalized terms used in this Current Report on Form 8-K (“Current Report”) but not otherwise defined herein have the meanings given to them in the Merger Agreement. See Item 2.01 for additional information regarding completion of the Merger.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, the Company entered into that certain Registration Rights Agreement (the “RRA”) with the stockholders of Nakamoto (the “Nakamoto Stockholders”) pursuant to which, among other things, and subject to certain limitations set forth therein, certain holders of common stock, par value $0.001 per share (the “Company Common Stock”), of the Company have customary demand registration rights and the Company is obligated to prepare and file a registration statement registering the offer and sale of all of their Company Common Stock.

In addition, Mr. David Bailey, the Chief Executive Officer and director of the Company, has the right to require the Company pursuant to the RRA, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of Company Common Stock by means of an underwritten offering. The Company is not obligated to effect any underwritten offering unless the dollar amount of Mr. Bailey’s registrable securities is reasonably likely to result in gross sale proceeds of at least $25 million. The RRA also provides the Nakamoto Stockholders with certain customary piggyback registration rights.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

The RRA is filed as Exhibit 10.1 to this Current Report, and the foregoing description thereof is qualified in its entirety by reference to the full text of the RRA and the terms of which are incorporated by reference herein.

Assignment and Assumption Agreement

Concurrently with the Closing, each of Kindly, Nakamoto, and BTC Inc. entered into that certain Assignment and Assumption Agreement with Novation (the “Assignment and Assumption Agreement”). Pursuant to the Assignment and Assumption Agreement, Nakamoto assigned to Kindly all of its rights and delegated all of its obligations under that certain Marketing Services Agreement, dated May 12, 2025, by and between Nakamoto and BTC Inc. (the “Assigned Contract”). Kindly accepted the assignment and agreed to assume and perform all obligations of Nakamoto under the Assigned Contract from and after the effective date of the Assignment and Assumption Agreement.

Under the Assigned Contract, BTC Inc. provides comprehensive advertising and marketing services to Nakamoto and includes certain put and call rights for the parties. As part of the novation, BTC Inc. released Nakamoto from all further obligations under the Assigned Contract arising on or after the effective date and agreed to substitute Kindly as a party to the Assigned Contract in place of Nakamoto. The Assignment and Assumption Agreement provides that the per share price for any equity consideration to be issued under the Assigned Contract will be equal to the price per share of Company Common Stock issued in the PIPE Financings (as defined below) (the “PIPE Price Per Share”). The aggregate consideration to be received by the stockholders of BTC Inc. upon exercise of any call or put rights under the Assigned Contract (i) will not exceed 600.0 million shares of Company Common Stock and (ii) will be calculated based on an industry standard multiple, not to be less than ten (10), of the earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of BTC Inc. and its subsidiaries, with such EBITDA to equal or exceed $4.5 million, divided by the PIPE Price Per Share, as determined by a mutually agreed upon investment bank.

The Assignment and Assumption Agreement includes customary representations and warranties from each of Nakamoto and Kindly regarding their authority and capacity to enter into the agreement, the status of the Assigned Contract, and the absence of outstanding liabilities as of the effective date. The parties also agreed to mutual indemnification for breaches of the agreement, subject to customary exceptions and limitations.

The Assignment and Assumption Agreement is filed as Exhibit 10.2 to this Current Report, and the Assigned Contract is filed as Exhibit 10.3 to this Current Report, and the foregoing descriptions thereof are each qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement and Assigned Contract, respectively, the terms of which are incorporated by reference herein.

Convertible Debenture

As previously disclosed, on May 12, 2025, Kindly entered into a Secured Convertible Debenture Purchase Agreement (the “Debenture Purchase Agreement”) with YA II PN, Ltd., an investment fund managed by Yorkville Advisors (the “Investor”), under which the Company agreed to sell and issue to the Investor a secured convertible debenture (the “Convertible Debenture”) in aggregate principal amount of $200.0 million (the “Principal Amount”) in exchange for cash or bitcoin equal to 96% of the Principal Amount (the “Debt Financing”). On August 15, 2025, pursuant to the terms of the Debenture Purchase Agreement, the Company closed the issuance of the Convertible Debenture in connection with the Merger by entering into the Convertible Debenture. The Convertible Debenture was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Convertible Debenture bears interest at a rate of 0.00% per annum for the first two years, and 6.00% per annum for the third year and is payable on the third-year anniversary of the issuance date of the Convertible Debenture (the “Maturity Date”) or earlier redemption date. The interest rate will increase to a rate of 18.0% per annum upon the occurrence and during the continuance of an event of default under the Convertible Debenture. The Convertible Debenture will be secured by Bitcoin having a value of not less the $400 million within 10 Business Days following the funding of the Debt Financing; provided, that a portion of the Bitcoin constituting collateral securing the obligations under the Convertible Debenture shall be released back to the Company and its subsidiaries to the extent the principal amounts of the Debt Financing is reduced below certain dollar amount thresholds. At no time shall the Bitcoin securing the obligations under the Convertible Debenture be less than 2x the principal amount of the Debt Financing. The Bitcoin serving as collateral for the obligations under the Convertible Debenture shall at all times be held by a special purpose “digital asset subsidiary” that fully guarantees the obligations of the Company under the Convertible Debenture.

The Convertible Debenture provides that the Investor may convert all or any portion of the principal amount of the Convertible Debenture, together with any accrued and unpaid interest thereon, at an initial conversion price of $2.80 (the “Fixed Price”), which is subject to a one-time, downward only reset equal to 130% of the volume weighted average price reported by Bloomberg as of the last trading day prior to the date of effectiveness of the registration statement with respect to the resale of the Company Common Stock issuable upon conversion of the Convertible Debenture or, if the Company has an effective shelf registration statement on Form S-3, on the Closing Date, subject to a $2.00 floor price (the “Convertible Shares”). The Investor is not permitted to convert the Convertible Debenture to the extent that the Convertible Shares deliverable upon conversion thereof would exceed 19.99% of the Company’s outstanding shares immediately prior to executing the Debenture Purchase Agreement (the “Exchange Cap”) without prior stockholder approval.

The Company has the right to redeem the Convertible Debenture if (i) the volume-weighted average price of the Company Common Stock is less than the Fixed Price and it provides the Investor at least ten (10) trading days’ notice, or (ii) the volume-weighted average price of the Company Common Stock is equal to or greater than $4.50 and it provides the Investor at least thirty (30) trading days’ notice, and in each case, at a redemption price equal to 101.5% of the principal amount redeemed plus accrued and unpaid interest thereon if redeemed within the first twelve (12) months, 103.0% if redeemed between twelve (12) and twenty-four (24) months, and 105.0% if redeemed between twenty-four (24) and third-six (36) months (the “Payment Premium”). Following such notice and prior to the respective redemption, the Investor shall have the right to elect to convert all or any portion of the outstanding principal plus all accrued and unpaid interest, plus the Payment Premium.

In connection with the issuance of the Convertible Debenture, a subsidiary of Kindly entered into (i) a Guaranty and Security Agreement, in favor of the Investor in its capacity as collateral agent, pursuant to which the Convertible Debenture is secured by a first priority lien on certain of the Company’s assets (the “Security Agreement”), (ii) a Registration Rights Agreement, pursuant to which the Company is obligated to prepare and file a registration statement registering the offer and sale of certain of the Investor’s Company Common Stock (the “Investor RRA”) and (iii) account control agreements with the Investor and the custodian for such accounts. In addition, Kindly issued 3.0 million unregistered shares of the Company Common Stock to the Investor as fee shares (the “Convert Fee Shares”), paid a one-time due diligence and structuring fee, and reimbursed the Investor for certain legal expenses. The Convert Fee Shares were issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Under the Investor RRA, Kindly has agreed to use commercially reasonable efforts to file with the SEC, within thirty (30) calendar days after the Closing, a registration statement registering the resale of the Convertible Shares and the Convert Fee Shares. Kindly shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after filing, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies Kindly that it will review the registration statement) following the Closing.

The Convertible Debenture is filed as Exhibit 4.1 to this Current Report, the Security Agreement is filed as Exhibit 10.4 to this Current Report, the Debenture Purchase Agreement is filed as Exhibit 10.5 to this Current Report, and the Investor RRA is filed as Exhibit 10.6 to this Current Report The foregoing descriptions of the Convertible Debenture, the Security Agreement, the Debenture Purchase Agreement, and the Investor RRA are qualified in their entirety by reference to the full text of the respective forms of these agreements and the terms thereof which are incorporated by reference herein.

Administrative Services Agreement

Concurrently with the Closing, each of Kindly, certain of Kindly’s subsidiaries, and BTC Inc. entered into that certain Administrative Services Agreement (the “Administrative Services Agreement”). Pursuant to the Administrative Services Agreement, BTC Inc. shall provide certain administrative support services as set forth in the Administrative Services Agreement to Kindly and certain of Kindly’s subsidiaries.

The Administrative Services Agreement is filed as Exhibit 10.7 to this Current Report, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Administrative Services Agreement and the terms of which are incorporated by reference herein.

Lock-Up Agreement

Prior to Closing, each of the directors, officers, and certain shareholders of Kindly and Nakamoto entered into a Lock-Up Agreement (collectively, the “Lock-Up Agreements”) with Kindly. Pursuant to the Lock-Up Agreements, each such party agreed that the shares of Company Common Stock (including securities convertible into or exercisable or exchangeable for Company Common Stock) held by them or received in connection with the Merger are subject to transfer restrictions (i) for 90 days with respect to 100% of the securities acquired through the Closing and (ii) 180 days with respect to 50% of the securities acquired through the Closing, in each case subject to certain exceptions.

The form of Lock-Up Agreement is filed as Exhibit 10.8 to this Current Report, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement and the terms of which are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Explanatory Note” and the information contained in response to Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

The Merger

On August 14, 2025, the Company, Nakamoto, Merger Sub and Wade Rivers consummated the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Nakamoto, with Nakamoto surviving as a wholly owned subsidiary of the Company (the “Surviving Corporation”).

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), solely by virtue of the Merger and without any action by any stockholder of the Company:

(i)	each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and became one (1) fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation;

(ii)	all shares of Class A common stock, par value $0.01 per share of Nakamoto (“Merger Partner Class A Common Stock”), and Class B common stock, par value $0.01 per share of Nakamoto (“Merger Partner Class B Common Stock” and, together with Merger Partner Class A Common Stock, “Merger Partner Common Stock”) held in treasury immediately prior to the Effective Time were cancelled and ceased to exist, and no stock of the Company or other consideration was delivered in exchange therefor;

(iii)	each share of Merger Partner Class A Common Stock (other than shares cancelled in accordance with the preceding clause (ii) and any Dissenting Shares) issued and outstanding immediately prior to the Effective Time were automatically converted into the right to receive from the Company the number of validly issued, fully paid and nonassessable shares of the Company Common Stock equal to the Class A Exchange Ratio.

(iv)	each share of Merger Partner Class B Common Stock (other than shares to be cancelled in accordance with the preceding clause (ii) and any Dissenting Shares) issued and outstanding immediately prior to the Effective Time were automatically converted into the right to receive from the Company the number of validly issued, fully paid and nonassessable shares of the Company Common Stock equal to the Class B Exchange Ratio.

The holders of Merger Partner Common Stock (other than shares held in treasury and the Dissenting Shares) accordingly received an aggregate 22.3 million shares of Company Common Stock (the “Merger Shares”). The Merger Shares were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Immediately after the Effective Time and the issuance of the PIPE Shares (as defined below), the Company had the following outstanding securities:

●	376,119,714 shares of Company Common Stock; and

●	133,800,773 Pre-Funded Warrants (as defined below), each exercisable for one share of Company Common Stock.

The foregoing description of the Merger and the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report with respect to the Debenture Purchase Agreement and the Convertible Debenture is hereby incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 14, 2025, the Company received a written notice (the “Notice”) from Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company has not complied with the requirements of IM-5101-2 of the listing rules of Nasdaq (the “Listing Rules”) with respect to its tradeable warrants (the “Warrants”) since it has not provided evidence that its Warrants have at least 100 round lot holders as required by Listing Rule 5515(a)(4) following the completion of its previously announced merger with Nakamoto Holdings, Inc. which was completed on August 14, 2025. The Company’s Warrants were removed from listing and registration on the Nasdaq Stock Market and will be quoted on the over-the-counter markets operated by OTC Markets Group as of August 15, 2025.

The terms of the Warrants are not affected by the delisting, and the Warrants may still be exercised in accordance with their terms to purchase shares of Company Common Stock.

The listing of the Company’s shares of Common Stock, which are traded on the Nasdaq Global Market under the symbol “NAKA,” is not affected by the delisting of the Warrants.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in response to (i) Item 1.01 of this Current Report with respect to the Debt Financing and Convert Fee Shares and (ii) Item 2.01 of this Current Report with respect to the Merger Shares is incorporated herein by reference into this Item 3.02.

PIPE Financings

On August 14, 2025, the Company completed its previously announced transactions in connection with its entry into subscription agreements, dated as of May 12, 2025 (the “Initial Subscription Agreements”) and as of June 19, 2025 (the “Additional Subscription Agreements” and, together with the Initial Subscription Agreements, the “Subscription Agreements”), as applicable, with certain institutional investors (the “PIPE Subscribers”) for the issuance of an aggregate of 322,979,583 shares of the Company Common Stock (the “PIPE Shares”) at a price per share of $1.12 and 5,682,586 PIPE Shares at a price per share of $5.00, and 133,800,773 pre-funded warrants to purchase shares of Common Stock (“Pre-Funded Warrants”, together with Common Stock, the “Acquired Securities”) pursuant to the issuance of pre-funded common stock purchase warrant agreements (the “Pre-Funded Warrant Agreement”) to certain institutional investors, and gross proceeds of approximately $540.0 million (collectively, the “PIPE Financings”). The Acquired Securities were issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The net proceeds from the PIPE Financings are intended to be used by the Company to purchase Bitcoin and for working capital and general corporate purposes.

Pursuant to the Subscription Agreements, the Company has agreed to use commercially reasonable efforts to file with the SEC, within thirty (30) calendar days after the consummation of the PIPE Financings, a registration statement registering the resale of the shares of Company Common Stock and any shares issuable upon exercise of the Pre-Funded Warrants (the “Registrable Securities”). The Company shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after filing, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies Kindly that it will review the registration statement) following the Closing. The Company is also obligated to maintain the effectiveness of the registration statement for a period ending on the earlier of (A) the date a Subscriber ceases to hold any Registrable Securities, (B) the date all Registrable Securities held by a Subscriber may be sold without restriction under Rule 144, or (C) three years from the effective date of the registration statement.

The form of Initial Subscription Agreement is filed as Exhibit 10.9 to this Current Report, the form of Additional Subscription Agreement is filed as Exhibit 10.10 to this Current Report, and the form of Pre-Funded Warrant Agreement is filed as Exhibit 10.11 to this Current Report. The foregoing descriptions of the Initial Subscription Agreements, the Additional Subscription Agreements, and the Pre-Funded Warrant Agreements are qualified in their entirety by reference to the full text of the respective forms of these agreements and the terms thereof which are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in response to Item 5.03 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information contained in response to (i) Item 2.01 of this Current Report on Form 8-K regarding the Merger and (ii) Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

Effective as of August 14, 2025, Adam Cox, Gary Seelhorst, Christian Robinson and Amy Powell resigned from the Board and, to the extent applicable, all committees thereof (collectively, the “Resignations”). The Resignations were not related to any disagreement with the Company. At the time of the Resignations: Mr. Seelhorst served on the Audit Committee (“Audit Committee”) of the Board, the Compensation Committee (the “Compensation Committee”) (Chair) and the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) (Chair) of the Board; Mr. Robinson served on the Audit Committee (Chair), the Compensation Committee, and the Nominating and Corporate Governance Committee; and Ms. Powell served on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Director Appointments

Immediately following the Resignations, also on August 14, 2025, the then-current Board elected each of David Bailey, Charles (Chad) Blackburn (independent), Perianne Boring (independent), Eric Weiss (independent), Greg Xethalis (independent) and Mark Yusko (independent) as directors of the Company (the “New Directors,” together with Tim Pickett, the “New Board”) to fill the newly created vacancies on the Board. Messrs. Weiss (Chair) and Yusko were each appointed to serve on the Nominating and Corporate Governance Committee of the New Board, Ms. Boring, Mr. Xethalis and Mr. Blackburn (Chair) were each appointed to serve on the Audit Committee of the New Board and Messrs. Xethalis (Chair) and Blackburn were each appointed to serve on the Compensation Committee of the New Board (the “New Board Compensation Committee”). In recognition of their service on the New Board, the New Board Compensation Committee approved the following compensation arrangements: Mr. Blackburn, Ms. Boring, Mr. Weiss, Mr. Xethalis and Mr. Yusko will receive an annual $100,000 cash fee, an additional cash fee of $25,000 for service as a committee Chair and eligibility to receive an annual grant of restricted stock units valued at 150,000 ; an annual $100,000 cash fee and eligibility to receive an annual grant of restricted stock units valued at $150,000; an annual $100,000 cash fee, an additional cash fee of $25,000 for service as a committee Chair and eligibility to receive an annual grant of restricted stock units valued at $150,000; an annual $100,000 cash fee, an additional cash fee of $25,000 for service as a committee Chair and eligibility to receive an annual grant of restricted stock units valued at $150,000; and an annual $100,000 cash fee and eligibility to receive an annual grant of restricted stock units valued at $150,000, respectively. The bios for each of the New Directors are included below.

Director Bios

Charles (Chad) P. Blackburn, 44, brings extensive experience in capital formation and corporate development. Since 2014, Mr. Blackburn has been an investor partner at NueCura Partners, a Nashville-based angel investment firm focused on early-stage healthcare companies. Since November 2019, he has been a director at Cherry Bekaert Advisory, a national accounting firm. Mr. Blackburn is also currently a board advisor at Spintel, a music-focused technology company where he has served as an advisor since May 2022, and at Monarrch, an AI company focused on royalties, where he has been an advisor since March 2025. Mr. Blackburn holds a Bachelor’s degree in Management Information Systems from the University of Mississippi and a Master’s in Business Administration from Western Governors University. Mr. Blackburn’s extensive financial experience qualifies him to serve on our board of directors.

Perianne Boring, 37, brings extensive leadership and operational experience in the Bitcoin and digital asset industries. Since May 2025, she has served as the Founder and the President of The Digital Future Foundation 501(c)(4), a nonprofit established to support the crypto ecosystem. She has also been the owner of Parallel Tech, LLC since 2020, which provides strategic advisory services to digital asset companies and funds, including marketing, growth strategy, and policy insights. Ms. Boring served as chief executive officer and founder of The Digital Chamber 501(c)(6) Trade Association, a blockchain trade association, from May 2014 to May 2025, and now serves as the chair of its board since May 2025. Ms. Boring has also served as a director of The Digital Chamber 501(c)(3) and of The Digital Chamber PAC since 2015. Ms. Boring holds a Bachelor’s degree in Economics from the University of Florida. Ms. Boring’s extensive leadership and policy experience qualifies her to serve on our board of directors.

Eric Weiss, 54, brings extensive experience in blockchain and digital asset investing, including through his role as Founder of Blockchain Investment Group LP, a hedge fund of funds investing exclusively in blockchain assets, a role he has held since 2018. Mr. Weiss has also served on the board of directors of Core Scientific, Inc. since January 2024. Mr. Weiss holds a Master of Business Administration from Columbia Business School and a Bachelor of Science from the University of Maryland. We believe Mr. Weiss is well qualified to serve on our board of directors due to his public company board experience and his knowledge of blockchain and digital asset investing and trading markets.

Greg Xethalis, 48, brings two decades of experience as a corporate and regulatory attorney, including through his role as general counsel of SEC-registered investment advisor Multicoin Capital Management, LLC since 2021, and his twelve years as an attorney in the bitcoin and digital assets spaces. Prior to joining Multicoin Capital Management, Mr. Xethalis was a partner in the investment management and fintech practices at Chapman and Cutler LLP from May 2019 to July 2021. Mr. Xethalis also has served as a director of the Blockchain Association, Inc. since January 2025, as a director of the DeFi Education Foundation since May 2024, and as a Senior Lecturing Fellow for Duke University School of Law, where he teaches FinTech and Blockchain Law and Policy, since January 2022. Mr. Xethalis holds a Juris Doctor from Fordham University School of Law and a Bachelor’s degree in American Studies from Vanderbilt University. We believe Mr. Xethalis is well qualified to serve on our board of directors due to his extensive legal experience in the bitcoin and digital asset industries and his experience serving as a director for other companies.

Mark W. Yusko, 62, brings over two decades of experience in providing investment management services to institutional and qualifying clients, including through his roles as Chief Executive Officer, Chief Investment Officer and Managing Partner of Morgan Creek Capital Management, LLC, an SEC-registered investment adviser, roles he has held since July 2004. Mr. Yusko holds a Master of Business Administration from the University of Chicago, and a Bachelor of Science from the University of Notre Dame. We believe Mr. Yusko is well qualified to serve on our board of directors due to his extensive investment management experience in the blockchain technology, digital currency and digital asset spaces.

In connection with the closing of the Merger, Mr. Yusko participated in the PIPE Financings. Pursuant to the PIPE Financings, Mr. Yusko has agreed to purchase, and has received, 2,100,000 shares of the Company’s Common Stock upon closing of the Merger. The issuance of these shares to Mr. Yusko is being made in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Indemnification Agreements

The Company plans to enter into a standard form of Indemnification Agreement (the “Indemnification Agreements”) with each of the directors of the New Board in connection with their appointments to the Board. The Indemnification Agreement will provide, among other things, that the Company will indemnify each of the directors of the New Board under the circumstances and to the extent provided for therein, for certain expenses they may be required to pay in connection with certain claims to which they may be made a party by reason of their position as a director of the Company, and otherwise to the fullest extent permitted under Utah law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreements, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement incorporated by reference herein as Exhibit 10.12. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company directors.

In connection with the closing of the Merger, Mr. Yusko participated in the PIPE Financings. Pursuant to the PIPE Financings, Mr. Yusko has agreed to purchase, and has received, 2,100,000 shares of the Company’s Common Stock upon closing of the Merger. The issuance of these shares to Mr. Yusko is being made in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Resignation of Mr. Pickett and Mr. Cox as Chief Executive Officer and Chief Operating Officer

In connection with the Merger, Tim Pickett and Adam Cox stepped down as the Chief Executive Officer and Chief Operating Officer of the Company, respectively. Each of Mr. Pickett’s and Mr. Cox’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Pickett will remain a director and an employee of the Company, serving as the Chief Medical Officer of the Company.

Mr. Pickett’s employment agreement was amended to (i) change his title; (ii) reflect that he will remain as a director of the Company following the closing of the Merger; (iii) provide for eligibility to receive a grant of performance-based restricted stock units valued at $50,000, subject to performance milestones established by the Board, vesting and other customary terms; (iv) provide for eligibility to participate in equity compensation programs generally available to similarly-situated employees of the Company; and (v) provide for eligibility to participate in employee benefit plans generally available to similarly-situated employees of the Company.

Jared Barrera’s employment agreement was amended to provide that he will remain in his position as Chief Financial Officer of the Company following the Merger until the Company retains a new Chief Financial Officer.

Appointment of Chief Executive Officer

On August 14, 2025, the Company appointed David Bailey, age 34, as Chief Executive Officer and director, effective immediately. Mr. Bailey brings over a decade of experience in finance and entrepreneurship, currently serving as CEO and Co-Founder of BTC Inc and as a General Partner at UTXO Management. He also holds board positions at Moon Inc (HK Asia Holdings Limited), the Bitcoin Policy Institute, and BTC Inc. Mr. Bailey holds a Bachelor of Arts in Finance and Entrepreneurship from the University of Alabama Honors College. Other than his mother’s participation in the PIPE Financings, there are no related party transactions requiring disclosure under Item 404(a) of Regulation S-K. Mr. Bailey’s family members, Calli Bailey and Emily Bailey, are affiliated with BTC Inc. As of August 14, 2025, he beneficially owns 11,160,572 shares of Company Common Stock.

In connection with Mr. Bailey’s appointment, the Company entered into a consulting agreement with BTC Consulting, LLC, an entity controlled by Mr. Bailey (the “BTC Consulting Agreement”), pursuant to which Mr. Bailey will serve as Chief Executive Officer and provide strategic leadership services to the Company. Under the terms of the agreement, BTC Consulting, LLC will receive a monthly consulting fee of $58,333.33, be eligible for an annual cash-based incentive bonus with a target of up to $2,100,000, subject to performance metrics established by the Board, and will receive an initial grant of 5,000,000 stock options. BTC Consulting, LLC will also be eligible to receive an initial grant of restricted stock units valued at $1,000,000 and performance-based annual grants of restricted stock with a target of up to $1,000,000, subject to performance metrics established by the Board, and both subject to vesting and other customary terms. BTC Consulting, LLC is also eligible for a $250,000 signing bonus. The consulting agreement contains customary confidentiality, intellectual property, and indemnification provisions, and may be terminated by either party in accordance with its terms.

The foregoing description of the BTC Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the BTC Consulting Agreement, which is filed as Exhibit 10.15 hereto.

There are no arrangements or understandings between Mr. Bailey and any other person pursuant to which he was appointed to serve as Chief Executive Officer of the Company. There are no family relationships between Mr. Bailey and any director or executive officer of the Company, and Mr. Bailey does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Investment Officer

On August 14, 2025, the Company appointed Tyler Evans, age 33, as Chief Investment Officer of the Company, effective immediately. Mr. Evans brings extensive executive and technology leadership experience, including his current role as a director and co-founder of BTC Inc. since August 2014 and managing partner and Chief Investment Officer of UTXO Management since September 2019. Mr. Evans holds board positions at Metaplanet Inc., Smarter Web Company PLC, Matador Inc., and BTC Inc. Mr. Evans holds a Bachelor of Science in Chemical Engineering from the University of Alabama. Mr. Evans is a party to a marketing agreement between BTC Inc. and Nakamoto Holdings Inc., under which BTC Inc. is owed a monthly retainer of $80,000, but he reports no other related party transactions with Kindly exceeding $120,000. As of August 14, 2025, he beneficially owns 2,410,685 shares of Company Common Stock.

In connection with the closing of the Merger, Mr. Evans participated in the PIPE Financings. Pursuant to the PIPE Financings, Mr. Evans has agreed to purchase, and has received, 178,571 shares of the Company’s Common Stock upon closing of the Merger. The issuance of these shares to Mr. Evans is being made in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

In connection with his appointment as Chief Investment Officer, the Company entered into an employment agreement with Mr. Evans (the “Evans Employment Agreement”). Under the terms of the agreement, Mr. Evans will receive an annual base salary of $500,000, a one-time sign-on bonus of $250,000 (payable in two equal installments, subject to clawback under certain circumstances), and will be eligible for annual incentive compensation with a target of up to $1,500,000, subject to performance metrics established by the Board. Mr. Evans will be eligible to receive an initial grant of 10,000,000 stock options and annual performance-based restricted stock units valued at $800,000, subject to performance metrics established by the Board, both subject to vesting and other customary terms. The agreement contains customary confidentiality, non-compete, non-solicitation, and intellectual property provisions, and may be terminated by either party in accordance with its terms.

The foregoing description of the Evans Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Evans Employment Agreement, which is filed as Exhibit 10.16 hereto.

There are no arrangements or understandings between Mr. Evans and any other person pursuant to which he was appointed to serve as Chief Investment Officer of the Company. There are no family relationships between Mr. Evans and any director or executive officer of the Company, and Mr. Evans does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Commercial Officer

On August 14, 2025, the Company appointed Andrew Creighton, age 53, as Chief Commercial Officer of the Company, effective immediately. Mr. Creighton brings over two decades of executive leadership and experience, including recent service as Secretary of Nakamoto Holdings Inc. since March 2025 and as Interim Chief Commercial Officer/Corporate Development at BTC Inc since April 2024. He is also the owner of Advice by AC, LLC, a consulting firm, and has held advisory roles with several companies, including Seed Health LLC, Commune Media LLC, FoundryWorks Inc., VICE Holdings Inc., and NeuBio LLC. Mr. Creighton has served as a board member of The Michael J. Fox Foundation for Parkinson’s Research since January 2016. He holds a B.Sc. Honors in Physics from Manchester University, UK. As of August 14, 2025, he beneficially owns 3,124,971 shares of Company Common Stock.

In connection with the closing of the Merger, Mr. Creighton participated in the PIPE Financings. Pursuant to the PIPE Financings, Mr. Creighton has agreed to purchase, and has received, 892,857 shares of the Company’s Common Stock upon closing of the Merger. The issuance of these shares to Mr. Creighton is being made in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

In connection with his appointment as Chief Commercial Officer, the Company entered into an employment agreement with Mr. Creighton (the “Creighton Employment Agreement”). Under the terms of the agreement, Mr. Creighton will receive an annual base salary of $600,000, a signing bonus of $250,000, and will be eligible for annual incentive compensation with a target of up to $200,000, subject to performance metrics established by the Board. Mr. Creighton will be eligible to receive an initial grant of 500,000 stock options and annual performance-based restricted stock units valued at $800,000, subject to performance metrics established by the Board, both subject to vesting and other customary terms. The agreement contains customary confidentiality, non-compete, non-solicitation, and intellectual property provisions, and may be terminated by either party in accordance with its terms.

The foregoing description of the Creighton Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Creighton Employment Agreement, which is filed as Exhibit 10.17 hereto.

There are no arrangements or understandings between Mr. Creighton and any other person pursuant to which he was appointed to serve as Chief Investment Officer of the Company. There are no family relationships between Mr. Creighton and any director or executive officer of the Company, and Mr. Creighton does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

On August 14, 2025, the Company appointed Amanda Fabiano, age 38, as Chief Operating Officer of the Company, effective immediately. Mrs. Fabiano brings extensive leadership and operational experience in the Bitcoin industry. She is the co-founder of Second Gate Advisory, where she advises Bitcoin and Bitcoin mining companies. She previously held roles as the Head of Mining at Galaxy Digital from 2020 to 2023 and Director of Bitcoin Mining at Fidelity Investments from 2013 to 2020. She serves as a Board Member of Terawulf Inc. (NASDAQ: WULF). Mrs. Fabiano holds a Bachelor’s degree in Sociology with a concentration in Criminal Justice from the University of Massachusetts Dartmouth.

In connection with her appointment as Chief Operating Officer, the Company entered into a consulting agreement with Second Gate Advisory LLC, an entity controlled by Mrs. Fabiano (the “Second Gate Consulting Agreement”). Under the terms of the agreement, Second Gate Advisory LLC will receive a monthly consulting fee of $37,500, be eligible for an annual cash-based incentive bonus with a target of up to 150% of the consulting fee, be eligible to receive an initial grant of restricted stock units valued at $1,000,000 and annual grants of performance-based restricted stock units with a target up to $1,000,000, subject to vesting and performance metrics established by the Board. Second Gate Advisory LLC is also eligible for a signing bonus valued at $5,000,000, consisting of $500,000 in cash and $4,500,000 in Company Common Stock, subject to Second Gate Advisory LLC transitioning the revenue from Second Gate Advisory LLC to the Company, vesting and other conditions. The agreement also contains customary confidentiality, intellectual property, and indemnification provisions, and may be terminated by either party in accordance with its terms.

The foregoing description of the Second Gate Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Gate Consulting Agreement, which is filed as Exhibit 10.18 hereto.

There are no arrangements or understandings between Ms. Fabiano and any other person pursuant to which she was appointed to serve as Chief Operating Officer of the Company. There are no family relationships between Ms. Fabiano and any director or executive officer of the Company, and Mrs. Fabiano does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

2025 Equity Incentive Plan

On May 18, 2025, the Board approved the Company’s 2025 Equity Incentive Plan (the “New Equity Incentive Plan”), effective upon closing of the Merger. The New Equity Incentive Plan was also approved by a majority of the Company’s stockholders on May 18, 2025, in accordance with the requirements of The Nasdaq Stock Market Listing Rules. Additionally, the grant of incentive stock options under the New Equity Incentive Plan is subject to approval by a majority of the Company’s stockholders.

The New Equity Incentive Plan provides for the grant of incentive stock options (to eligible employees only), nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance stock units, other stock- or cash-based awards, and dividend equivalents, subject to the terms and conditions of the New Equity Incentive Plan and any applicable award agreements. Incentive stock options granted under the New Equity Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “IRS Code”). Nonqualified stock options and other awards granted under the New Equity Incentive Plan are not intended to qualify as incentive stock options under the IRS Code.

A total of 37,611,971 shares of Company Common Stock are reserved for awards under the New Equity Incentive Plan.

The foregoing description of the New Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the New Equity Incentive Plan, which is filed as Exhibit 10.19 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported on May 20, 2025, the Board and the shareholders of the Company approved the Second and Amended and Restated Articles of Incorporation (the “Amended Articles”), which became effective upon filing with the Utah Division of Corporations on August 11, 2025. The Amended Articles include the following material changes:

●	Increase in Authorized Shares: An increase in authorized shares from 110,000,000 shares to 10,010,000,000 shares, consisting of 10,000,000,000 shares of Company Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share;

●	Shareholder Action by Meeting Only: The addition of a provision stating that any action required or permitted to be taken by the shareholders of the Company may only be effected at a duly called annual or special meeting of shareholders and may not be effected by written consent;

●	Exclusive Forum Provision: The addition of a provision stating that all actions should be brought exclusively in the United States District Court for the District of Utah and Utah State court in Salt Lake County, Utah; and

●	Severability and Deemed Consent: The inclusion of severability language providing that if any provision of the exclusive forum provision is held to be invalid, illegal, or unenforceable, the remaining provisions will continue in effect. In addition, any person or entity acquiring shares of the Company is deemed to have notice of and consented to the exclusive forum and severability provisions.

The foregoing description of the Amended Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Articles of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

As previously reported on May 20, 2025, the shareholders of the Company approved the Company’s Second Amended and Restated Bylaws (the “Amended Bylaws”). On May 18, 2025, the Board of the Company approved and adopted the Amended Bylaws, which became effective upon filing with the Utah Division of Corporations. The Amended Bylaws were filed to, among other things, (i) remove the provisions prohibiting classes of directors with staggered terms, (ii) state that directors will be elected to serve three-year terms, (iii) impose a minimum and maximum number of directors who may serve on the Board, (iv) establish advance notice requirements relating to business to be brought before the annual meeting of the shareholders of the Company, including director nominees, (v) establish requirements relating to calling special meetings and the conduct at such special meetings by the shareholders of the Company, and (vi) prohibit actions by written consent of the shareholders of the Company.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective August 14, 2025, the Board approved an amendment and restatement of the Company’s Code of Ethics and Business Conduct (as amended and restated, the “Amended and Restated Code of Ethics,” or the “Code”). The revised Code includes the following material changes:

●	Broadened Applicability: The Code has been expanded to expressly cover consultants and contractors, in addition to directors, officers, and employees;

●	Managerial Responsibility: The Code places increased responsibility on managers to ensure that all employees, consultants, and contractors reporting to them comply with the Code, and to instill a commitment to both the spirit and the letter of the Code;

●	Conflicts of Interest: The Code now provides additional examples of situations that could present a potential conflict of interest for persons subject to the Code, and clarifies the procedures for seeking guidance and approval in such situations;

●	Protection and Proper Use of Company Assets: The Code requires all covered persons to protect Company assets and ensure their efficient and legitimate use, and prohibits theft, carelessness, and waste;

●	Corporate Opportunities: The Code prohibits the use of corporate opportunities for personal advantage and requires that any such opportunities be presented to the Company;

●	Confidentiality: The Code imposes obligations of confidentiality on directors, officers, employees, consultants, and contractors, requiring the protection of nonpublic information entrusted to them by the Company or its business partners; and

●	Fair Dealing: The Code requires all covered persons to deal fairly with the Company’s customers, suppliers, partners, service providers, competitors, employees, and others encountered in the course of their work, and prohibits taking unfair advantage through manipulation, concealment, abuse of privileged information, or misrepresentation.

The foregoing summary of the Amended and Restated Code of Ethics and Business Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On August 14, 2025, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto. On August 15, 2025, the Company issued press releases announcing the uplist to Nasdaq Global Market LLC and the closing of the Debt Financings. Copies of the press releases are attached as Exhibit 99.2 and 99.5, respectively.

Total Shares Outstanding

As of the date of this Current Report on Form 8-K the Company has 376,119,714 shares of Company Common Stock issued and outstanding

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibits 99.1, 99.2 and 99.5 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In connection with the announcement of the PIPE Financings, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire Bitcoin and leverage its holdings as a primary treasury reserve asset.

In connection with the Merger, the PIPE Financings and related transactions described herein, the Company is filing certain updated risk factors disclosure applicable to its business for the purpose of supplementing and updating disclosures contained in the Company’s prior public filings, including those discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 5, 2025 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025 (as amended). The supplemental risk factors were included in the Company’s Definitive Information Statement filed on July 22, 2025, and are filed herewith as Exhibit 99.3 and are incorporated herein by reference.

On August 14, 2025, the Board of the Company approved and adopted amended and restated versions of the Company’s Clawback Policy and Insider Trading Policy, each of which became effective immediately upon adoption. The principal changes to each policy are summarized below.

Clawback Policy

The amended and restated Clawback Policy was updated to reflect recent regulatory developments and to enhance the Company’s compliance with Section 10D of the Securities Exchange Act of 1934, as amended, and applicable listing standards. Key changes include:

●	Expansion of Covered Executives: The definition of “Covered Executives” has been expanded to explicitly include current and former executive officers as defined by Section 10D of the Exchange Act, Rule 10D-1, and the applicable national securities exchange listing standards. The policy also clarifies that “executive officers” include those defined under Rule 16a-1(f) of the Exchange Act.

●	Scope of Incentive Compensation: The policy now specifies that it applies to all incentive compensation received by a Covered Executive after beginning service as an executive officer, who served as an executive officer during the relevant performance period, and while the Company has a listed class of securities.

●	Calculation and Recovery of Excess Incentive Compensation: The Board is required to determine the amount of excess incentive compensation subject to recovery without regard to any taxes paid by the executive. The policy also provides specific procedures for determining the amount of excess compensation when such compensation is based on stock price or total shareholder return, including the use of reasonable estimates and documentation requirements.

●	Indemnification and Insurance: The Company is explicitly prohibited from indemnifying or reimbursing Covered Executives for the loss of any incorrectly awarded incentive compensation or for purchasing insurance to cover such losses. The policy also provides for indemnification of Board members and delegates for actions taken in connection with the administration of the policy.

●	Governing Law: The policy is now governed by the laws of the State of Delaware.

●	Impracticability: The policy specifies that recovery of excess incentive compensation is not required if it would be impracticable for either of the following reasons: (i) the direct expense of enforcement would exceed the amount to be recovered, provided that reasonable attempts to recover are made and documented for Nasdaq; or (ii) recovery would violate applicable law.

Insider Trading Policy

The amended and restated Insider Trading Policy was updated to reflect current best practices and recent regulatory changes, including the SEC’s new requirements under Item 408(a) of Regulation S-K. Key changes include:

●	Expanded Scope and Applicability: The policy now explicitly covers trading in securities of other companies if such trades are based on material, nonpublic information obtained through the Company. The policy applies to directors, officers, employees, consultants, independent contractors, and their respective family members, household members, and controlled entities. The definitions of “Family Members” and “Controlled Entities” have been clarified and expanded.

●	Compliance Officer Role: The designated Compliance Officer has been updated from the Chief Financial Officer to the General Counsel. The policy now specifies the duties of the Compliance Officer, including implementation, enforcement, policy updates, preclearance of trades, approval of Rule 10b5-1 plans, and administration of whistleblower protections.

●	Blackout Periods and Trading Windows: The policy clarifies that event-specific blackout periods may be imposed in connection with events such as cybersecurity incidents and new product developments. The policy also clarifies that even during open trading windows, any person in possession of material nonpublic information may not trade in Company securities.

●	Exceptions to Trading Restrictions: The policy now details exceptions for transactions under 401(k) plans and employee stock purchase plans (ESPP), specifying which actions are and are not subject to trading restrictions. The policy also clarifies that the exercise of stock options and the vesting of restricted stock awards are generally exempt from trading restrictions, but sales of resulting shares are not.

●	Rule 10b5-1 Plans: The policy incorporates new SEC disclosure requirements under Item 408(a) of Regulation S-K, requiring quarterly disclosure of the adoption or termination of Rule 10b5-1 trading plans and a description of their material terms (other than price).

●	Administrative and Procedural Updates: The policy now requires all covered persons to sign an acknowledgment and certification of receipt and understanding of the policy.

The foregoing descriptions of the amended and restated Clawback Policy and Insider Trading Policy are qualified in their entirety by reference to the full text of each policy, copies of which are attached as Exhibits 99.4 and 19.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

WKSI Status

The Company is a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act. As a WKSI, the Company is eligible to utilize certain streamlined and flexible registration procedures, including the filing of automatic shelf registration statements on Form S-3, which become effective upon filing and permit the Company to offer and sell securities on a delayed or continuous basis. The Company’s status as a WKSI allows for greater flexibility in accessing the capital markets and responding to financing opportunities as they arise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of Nakamoto Holdings, Inc. required by Item 9.01(a) if Form 8-K will be filed by an amendment to this Form 8-K no later than 71 calendar days after the date of this initial report.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than 71 calendar days after the date of this initial report.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1**†	Merger Agreement, dated as of May 12, 2025 (incorporated by reference to Annex A filed with Kindly MD, Inc.’s Information Statement on Schedule 14C filed on July 22, 2025).
3.1**	Second Amended and Restated Articles of Incorporation of Kindly MD, Inc. (incorporated by reference to Exhibit 3.1 filed with Kindly MD, Inc.’s Current Report on Form 8-K filed on May 20, 2025).
3.2**	Second Amended and Restated Bylaws of Kindly MD, Inc. (incorporated by reference to Exhibit 3.2 filed with Kindly MD, Inc.’s Current Report on Form 8-K filed on May 20, 2025).
4.1*†	Secured Convertible Debenture, dated as of August 15, 2025, by Kindly MD, Inc.
10.1*†	Registration Rights Agreement, dated as of August 14, 2025, by and among Kindly MD, Inc. and the stockholders of Nakamoto Holdings, Inc.
10.2*†	Assignment and Assumption Agreement, dated as of August 14, 2025, by and among Kindly MD, Inc., Nakamoto Holdings, Inc. and BTC Inc.
10.3**†+	Marketing Services Agreement, dated May 12, 2025, by and between Nakamoto Holdings, Inc. and BTC Inc. (incorporated by reference to Exhibit 10.7 filed with Kindly MD, Inc’s Current Report on Form 8-K filed on May 12, 2025).
10.4*‡	Guaranty and Security Agreement, dated as of August 15, 2025, by and between Naka SPV 2, LLC and YA II PN, Ltd.
10.5**†	Secured Convertible Debenture Purchase Agreement, dated as of May 12, 2025, by and between Kindly and YA II PN, Ltd. (incorporated by reference to Exhibit 10.4 filed with Kindly MD, Inc’s Current Report on Form 8-K filed on May 12, 2025).
10.6*†	Registration Rights Agreement, dated as of August 15, 2025, by and among Kindly MD, Inc. and YA II PN, Ltd.
10.7*†	Administrative Services Agreement, dated as of August 14, 2025, by and between Kindly MD, Inc., BTC Inc. and certain subsidiaries of Kindly MD, Inc.
10.8**	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.2 filed with Kindly MD, Inc.’s Current Report on Form 8-K filed on May 12, 2025).
10.9**†	Form of Equity PIPE Subscription Agreement, dated as of May 12, 2025, by and between Kindly and certain investors party thereto (incorporated by reference to Exhibit 10.3 filed with Kindly MD, Inc.’s Current Report on Form 8-K filed on May 12, 2025).
10.10**	Form of Equity PIPE Subscription Agreement, dated as of June 19, 2025, by and between Kindly MD, Inc. and certain investors party thereto (incorporated by reference to Exhibit 10.1 filed with Kindly MD, Inc.’s Current Report on Form 8-K filed on June 20, 2025).
10.11*†	Form of Pre-Funded Common Stock Purchase Warrant of Kindly MD, Inc., issued as of August 14, 2025.
10.12*	Form of Kindly MD Inc.’s Indemnification Agreement.
10.13*	Addendum to Executive Employment Agreement with Tim Pickett, dated August 14, 2025.
10.14*	Addendum to Executive Employment Agreement with Jared Barrera, dated August 14, 2025.
10.15*†	Consulting Agreement, by and between BTC Consulting, LLC and Kindly MD, Inc., dated August 14, 2025
10.16*	Employment Agreement, by and between Tyler Evans and Kindly MD, Inc., dated August 14, 2025
10.17*	Employment Agreement, by and between Andrew Creighton and Kindly MD, Inc., dated August 14, 2025.
10.18*†	Consulting Agreement, by and between Second Gate Advisory LLC and Kindly MD, Inc. dated August 14, 2025.
10.19**	Form of Kindly MD Inc.’s 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 filed with Kindly MD Inc.’s Current Report on Form 8-K filed on May 20, 2025).
14.1*	Amended and Restated Code of Ethics and Business Conduct of Kindly MD, Inc.
19.1*†‡	Amended and Restated Insider Trading Policy of Kindly MD, Inc.
99.1*	Press Release, dated as of August 14, 2025.
99.2*	Press Release, dated as of August 15, 2025.
99.3*	Supplemental Risk Factors.
99.4*	Amended and Restated Clawback Policy of Kindly MD, Inc.
99.5*	Press release, dated as of August 15, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Filed herewith
**	Previously filed.
#	Indicates a management contract or any compensatory plan, contract or arrangement.
†	Certain portions of this exhibit (indicated by asterisks) have been omitted because they are not material and are the type of information that the Company treats as private or confidential.
+	The annexes, schedules, and certain exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Commission upon request.
‡	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: August 15, 2025	By:	/s/ David Bailey
David Bailey
Chief Executive Officer